Report of Independent
Registered Public
Accounting Firm


To the Shareholders and
Board of Trustees of
Evergreen Equity Trust

In planning and
performing our
audits of the financial
statements of the Evergreen
Balanced Fund, a series in
the Evergreen Equity Trust,
as of and for the year ended
March 31, 2007,in accordance
with the standards of the
Public Company Accounting
Oversight Board
(United States),
we considered its internal
control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but
not for the purpose of expressing
an opinion on the effectiveness
of Evergreen Equity Trusts
internal control over financial
reporting. Accordingly, we express
no such
opinion.

The management of Evergreen Equity
Trust is responsible for
establishing and maintaining effect
ive internal control over financial
reporting.In fulfilling this
responsibility, estimates and
judgments by management are
required
to assess the expected benefits
and
related costs of controls.
A companys
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements
for external purposes in
accordance
with U.S. generally accepted
accounting principles.Such
internal
control includes policies and
proceduresthat provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or
disposition of
a companys assets that
could have
a material effect on the
financial
statements.

Because of its inherent
limitations,
internal control over financial
reporting may not prevent or
detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may
deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A significant deficiency is
a control deficiency, or
combination of control
deficiencies,
that adversely affects the
companys
ability to initiate, authorize,
record, process or report
external
financial data reliably in
accordance with U.S. generally
accepted accounting principles
such that there is more than a
remote likelihood that a
misstatement of the companys
annual or interim financial
statements that is more than
inconsequential will not
be prevented or detected.
A material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in
more than a remote likelihood
that a material misstatement of
the annual or interim financial
statements will not be
prevented or detected.

Our consideration of Evergreen
Equity Trusts internal control
over financial reporting was for
the limited purpose described in
the first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be
significant deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States). However, we noted
no deficiencies in Evergreen
Equity Trusts internal control over
financial reporting and its
operation, including controls for
safeguarding securities that we
consider to be a material weakness
as defined above as of March 31,
2007.

This report is intended solely for
the information and use of
management and the Board of Trustees
of the Evergreen Equity Trust and
the Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.

KPMG LLP


Boston, Massachusetts
May 23, 2007